Exhibit 107

Calculation of Filing Fee Table

FORM F-1

(Form Type)

GreenVector Holdings Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rate	Maximum Aggregate Offering Price (1)(2)(3)	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Class A Ordinary Shares	457(o)	$13,800,000	0.00013810	$1,905.78
		Total Offering Amount		$13,800,000		$1,905.78
		Total Fees Previously Paid				-
		Total Fee Offsets				-
		Net Fee Due				$1,905.78

(1)	This registration statement also includes an indeterminate number of Class A Ordinary Shares, par value $0.0001 per share, of GreenVector Holdings Limited, or the Ordinary Shares, that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(3)	Includes the offering price of additional Ordinary Shares that the underwriters have the option to purchase to cover over-allotments, if any.